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                                                                     EXHIBIT 5.2

                    [LETTERHEAD OF DAY, BERRY & HOWARD LLP]

                                                                   June 19, 2006

SS&C Technologies, Inc.
80 Lamberton Road
Windsor, Connecticut 06095

Ladies and Gentlemen:

     We have acted as special Connecticut counsel to Open Information Systems, Inc., a Connecticut Corporation (the "Guarantor"), in connection with the issuance and exchange of up to $205,000,000 aggregate original principal amount of 11 3/4% Senior Subordinated Notes due 2013 (the "Exchange Notes") of SS&C Technologies, Inc., a Delaware corporation (the "Company"), and the guarantee of the obligations represented by the Exchange Notes (the "Exchange Guarantee" and, together with the Exchange Notes, the "New Securities") by the Guarantor.

     The New Securities are to be issued pursuant to an Indenture, dated as of November 23, 2005, among the Company, Sunshine Acquisition II, Inc. ("Sunshine"), the guarantors listed on the signature pages thereto (collectively the "Guarantors") and Wells Fargo Bank, National Association, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, dated as of April 27, 2006 (such Indenture, as supplemented by such First Supplemental Indenture being referred to collectively as the "Indenture"). The New Securities are to be issued in an exchange offer (the "Exchange Offer") for a like aggregate original principal amount of currently outstanding 11 3/4% Senior Subordinated Notes due 2013 (the "Old Notes") and the guarantees of the obligations represented by the Old Notes in accordance with the terms of a Registration Rights Agreement, dated as of November 23, 2005, as supplemented by the Joinder Agreement, dated as of April 27, 2006, (such Registration Rights Agreement, as supplemented by such Joinder Agreement, being referred to herein as the "Registration Rights Agreement"), by and among the Company, Sunshine, the Guarantors and the Initial Purchasers (as defined therein).

     In rendering the opinions herein we have examined only (a) a copy, as executed, of (i) the Indenture, and (ii) the Note Guarantee whose terms are set forth in the Indenture (the "Indenture and Guarantee are collectively referred herein as "Notes Documents"); (b) a copy of resolutions adopted by the board of directors of the Guarantor, (c) the certificate of incorporation and by-laws of the Guarantor, each, as provided to us by the Company, and such certificates of public officials, public records, and other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

     We express no opinion herein as to the laws of any state or jurisdiction other than the laws of the State of Connecticut and have made no investigation of the laws of any other jurisdiction (including the laws of the United States) and express no opinion as to the laws of any other jurisdiction. In rendering the opinions in this letter, we have assumed compliance with all such other laws.


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     In connection with this opinion letter, we have, with your consent, and without any independent investigation, assumed that:

     (a) Each of the Notes Documents has been duly executed and delivered (or issued, as the case may be) by all parties thereto other than the Guarantor. The execution, delivery (or issuance, as the case may be) and performance of the Notes Documents by all parties thereto other than the Guarantor have been duly authorized by all requisite action, and each Note Document is a valid and binding obligation of each party thereto (including the Guarantor), and is enforceable against each such party in accordance with its terms.

     (b) The execution, delivery (or issuance, as the case may be) and performance of the Notes Documents by each party thereto and the consummation by such party of the transactions contemplated thereby do not and will not conflict with or violate and will not cause or result in a violation or breach of: (i) the charter documents of such party (other than the Guarantor), (ii) any law, statute, regulation or rule of any kind by which such party is bound or to which it is subject, (iii) any injunction, judgment, order, decree, ruling, charge or other restriction of a governmental agency or court of law by which such party is bound or to which it is subject (provided, however, that we do not assume that the execution and delivery (or issuance, as the case my be) of the Notes Documents by the Guarantor does not violate any state level statute or regulation of the State of Connecticut), or (iv) any contracts, instruments, agreements, injunctions, orders or decrees by which such party is bound or to which it is subject.

     (c) All factual matters contained in the Notes Documents are true and correct and are not inconsistent with the opinions set forth in this letter.

     (d) All signatures on all documents submitted to us for examination are genuine.

     (e) All documents submitted to us as originals are authentic, all documents submitted to us as copies (certified or photocopies) conform to the original and the originals of all documents submitted as copies are authentic.

     (f) All public records reviewed by us are accurate and complete.

     (g) Each party to the Notes Documents is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

     Based solely upon and subject to the qualifications, assumptions, exceptions and limitations heretofore and hereafter set forth, it is our opinion that:

     1. The Guarantor's execution and delivery (or issuance, as the case may be) of the Notes Documents have been duly authorized by all necessary corporate action on the part of the Guarantor, and each such Notes Document has been duly executed and delivered or issued (as the case may be) by such Guarantor.


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     2. Except as disclosed in any of the Notes Documents or any of the schedules or exhibits thereto, the issuance of the Guarantee by the Guarantor and the execution and delivery of the Indenture by the Guarantor do not violate any statue or regulation of the State of Connecticut.

     Anything in this letter to the contrary notwithstanding, we express no opinion whatsoever regarding the following:

     (i) the validity, binding nature or enforceability of any of the Notes Documents or any of their respective provisions;

     (ii) the truth, accuracy or completeness of any representation or warranty made by Guarantor in any Notes Documents or any other agreement, document or instrument reviewed by us in connection with this letter or the ability of any Guarantor to perform any covenant or undertaking in any of the Notes Documents to which it is a party;

     (iii) the compliance of the Guarantor or the transactions contemplated by the Notes Documents with environmental laws or zoning, subdivision, land use, building or any other local laws, codes, regulations, ordinances or similar requirements; or

     (iv) the compliance of the Guarantor or the transactions contemplated by the Notes Documents with (a) any law of any county, town, municipality or other political subdivision of the State of Connecticut below the state level; (b) any law or regulation concerning: taxation, labor, employee benefits, health care, patents, trademarks or copyrights; or (c) any law or regulation concerning securities, antitrust or unfair competition.

     It is understood that this opinion is to be used only in connection with the offer and exchange of the New Securities while the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") relating to the registration under the Securities Act of 1933 (the "Securities Act") of the New Securities is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.


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     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.2 to the Registration Statement and to the use of our name therein and in the related Prospectus under the caption "Validity of Securities." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                        Very truly yours,

                                        DAY,  BERRY & HOWARD LLP


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